INVESTMENT ADVISORY AGREEMENT





                                                                   _____, 2002

Alpine Management & Research, LLC 122 East 42nd Street, 37th Floor New York, New York 10168 Dear Sirs:

                     The undersigned, Alpine Income Trust (the "Trust") is an investment company organized as a series company, which means that it may offer separate classes (or series) of shares comprising different investment portfolios. Presently, the Trust offers two investment portfolios: Alpine Municipal Money Market Fund and Alpine Tax Optimized Income Fund (each a "Fund" and collectively, the "Funds"). The Trust desires to employ its capital by investing and reinvesting the same in securities in accordance with the limitations specified in its Declaration of Trust and in the Prospectus and Statement of Additional Information for the Funds as from time to time in effect, copies of which have been, or will be, submitted to you, and in such manner and to such extent as may from time to time be approved by the Board of Trustees (the "Board") of the Trust. Subject to the terms and conditions of this Agreement, the Trust desires to employ your company (the "Adviser") and the Adviser desires to be so employed, to supervise and assist in the management of the business of each Fund. Accordingly, this will confirm our agreement as follows:

                  1. The Adviser shall, on a continuous basis, furnish reports, statistical and research services, and make investment decisions with respect to the investments of each Fund. The Adviser shall use its best judgment in rendering these services to the Trust, and the Trust agrees as an inducement to the Adviser undertaking such services that the Adviser shall not be liable for any mistake of judgment or in any other event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect the Adviser against any liability to the Trust or to the shareholders of the Trust (or the Fund) to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties hereunder or by reason of the Adviser's reckless disregard of its obligations and duties hereunder.

                  2. The Adviser agrees that it will not make short sales of the Trust's shares of beneficial interest.

                  3. The Adviser agrees that in any case where an officer or director of the Adviser is also an officer or director of another corporation, and the purchase or sale of securities issued by such other corporation is under consideration, such officer or director shall abstain from participation in any decision made on behalf of the Trust (or a Fund) to purchase or sell any securities issued by such other corporation.


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                  4. The Adviser will provide office facilities to the Trust.
Each Fund will pay the cost of all of its expenses and liabilities, including expenses and liabilities incurred in connection with maintaining its registration under the Investment Company Act of 1940, as amended (the "Act"), and the Securities Act of 1933, as amended, and maintaining any registrations or qualifications under the securities laws of the states in which the Trust's shares are registered or qualified for sale, subsequent registrations and qualifications, costs and expenses of engraving and printing share certificates, the costs and expenses of preparing, printing, including typesetting, and distributing prospectuses and statements of additional information of the Trust and the Fund and supplements thereto to the Trust's shareholders, mailing, brokerage, issue and transfer taxes on sales of Fund securities, custodian and stock transfer charges, printing, legal and auditing expenses, expenses of shareholders' meetings, and reports to shareholders; provided, however, that the Adviser's fee will be reduced by, or the Adviser will reimburse the Fund for, any amount necessary to prevent such expenses and liabilities (exclusive of taxes, interest, brokerage commissions and extraordinary expenses, which extraordinary expenses are determined by the Trust and the Adviser, but inclusive of the Adviser's fee) from exceeding the most restrictive of the expense limitations imposed by state securities commissions of the states in which the Trust's shares are then registered or qualified for sale.

                  5. The Adviser may delegate any or all of its investment management and advisory responsibilities set forth in Paragraph 1 hereof with respect to a Fund to one or more investment advisers (each, a "Sub-Adviser"), pursuant in each case to a written agreement with such Sub-Adviser that meets the requirements of Section 15 of the Act and the rules thereunder applicable to contracts for service as investment adviser of a registered investment company (including approval by a vote of a majority of the Trustees who are not interested persons of the Adviser, Sub-Adviser, or of the Trust, cast in person at a meeting called for the purpose of voting on such approval and by the vote of a majority of the outstanding voting securities of the Fund) and otherwise consistent with the terms of the Act. In the event that the Adviser delegates to one or more Sub-Advisers all or part of its responsibilities set forth in Paragraph 1 hereof with respect to a Fund, the Adviser agrees to furnish to the Trust the following services: (i) supervision and oversight of each Sub-Adviser's provision of investment management and advisory responsibilities;
(ii) periodic evaluation of the services provided by each Sub-Adviser, and of the investment performance of the Fund; (iii) advice to and consultation with the Board with respect to matters relating to the investment operations of the Fund, including matters relating to the selection, evaluation, retention and possible termination of each Sub-Adviser; and (iv) regular reporting to the Board with respect to the foregoing matters.

                  6. In consideration of the Adviser performing its obligations hereunder, the Trust will pay to the Adviser a monthly advisory fee accrued daily and computed at the annual rate of .45% of the value of the average daily net assets of Alpine Municipal Money Market Fund and .75% of the value of the average daily net assets of Alpine Tax Optimized Income Fund.

                  7. The Trust understands that the Adviser acts as investment adviser to other investment companies, and that the Adviser and its affiliates may act as investment advisers to individuals, partnerships, corporations, pension funds and other entities, and the Trust confirms that it has no objection to the Adviser or its affiliates so acting.



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                  8. This Agreement shall be in effect until October 30, 2004.
This Agreement shall continue in effect from year to year thereafter with respect to a Fund, provided it is approved, at least annually, in the manner required by the Act. The Act requires that, with respect to a Fund, this Agreement and any renewal thereof be approved by a vote of a majority of Trustees of the Trust who are not parties thereto or interested persons (as defined in the Act) of any such party, cast in person at a meeting duly called for the purpose of voting on such approval, and by a vote of the Board or a majority of the outstanding voting securities of the Fund. A vote of a majority of the outstanding voting securities of a Fund is defined in the Act to mean a vote of the lesser of (i) more than 50% of the outstanding voting securities of the Fund or (ii) 67% or more of the voting securities present at the meeting if more than 50% of the outstanding voting securities are present or represented by proxy.

                  This Agreement may be terminated at any time with respect to a Fund, without payment of any penalty, on sixty (60) days' prior written notice by a vote of a majority of the Fund's outstanding voting securities, by a vote of a majority of the Board, or by the Adviser. This Agreement shall be automatically terminated in the event of its assignment (as such term is defined in the Act).

                  9. This Agreement is made by the Trust pursuant to authority granted by the Board, and the obligations created hereby are not binding on any of the Trustees or shareholders of the Trust individually, but bind only the property of the Trust.



          THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.








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                  If the foregoing is in accordance with your understanding, please so indicate by signing and returning to the undersigned the enclosed copy hereof.

                                                  Very truly yours,

                                                  ALPINE INCOME TRUST





                                                  By:  _________________________
                                                       Name:
                                                       Title:


ACCEPTED:

ALPINE MANAGEMENT & RESEARCH, LLC


By:  __________________________
       Name:
       Title:






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